EXHIBIT 99.14

Equity One 2003-3
Term


----------------------------------------------------------------------------
Balance               $38,818,000.00      Delay                24
Coupon                at Pricing          Dated                7/1/2003
Settle                7/31/2003           First Payment        8/25/2003
----------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
              Price
            100.0000                          50% PPC              75% PPC            100% PPC
                            Yield               4.944                4.930               4.914


                              WAL               10.06                 7.13                5.41

                         Mod Durn                7.60                 5.77                4.58
                 Principal Window       Aug08 - Mar18        Dec06 - May14       Oct06 - Sep11
               Principal # Months                 116                   90                  60

              Optional Redemption            Call (Y)             Call (Y)            Call (Y)
----------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------

       125% PPC            150% PPC             200% PPC            250% PPC
          4.904               4.903                4.866               4.819


           4.64                4.52                 3.07                2.16

           4.03                3.96                 2.78                2.01
  Jan07 - Dec09       Jun07 - Oct08        Mar06 - Mar07       Jul05 - Dec05
             36                  17                   13                   6

       Call (Y)            Call (Y)             Call (Y)            Call (Y)
-----------------------------------------------------------------------------

               Current Swap Curve

Wachovia Securities is the trade name for the corporate and investment banking services of Wachovia Corporation and its subsidiaries, including Wachovia Securities, Inc. ("WSI"), member NYSE, NASD, SIPC. This report(s) is for your information only and is not an offer to sell, or a solicitation of an offer to buy, the securities or instruments named or described in the report. Interested parties are advised to contact the entity with which they deal, or the entity that provided this report to them,information. The information in this report has been obtained or derived from sources believed by (Wachovia Securities, Inc. or WSI) to be reliable, but WSI does not represent that this information is accurate or complete. Any opinions or estimates contained in thisreport represent the judgment of WSI at this time, and are subject to change without notice. WSI or its affiliates may from time to time provide advice with respect to, acquire, hold, or sell a position on the securities mentioned herein.